Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO BRIDGE CREDIT AGREEMENT

AMENDMENT dated as of August 6, 2015 (this “Amendment”) to the Bridge Credit Agreement dated as of April 24, 2015 (as amended by Amendment No. 1 dated as of April 29, 2015, the “Credit Agreement”), among MYLAN N.V. (the “Borrower”), the guarantors party thereto, the Lenders party thereto from time to time (the “Lenders”) and GOLDMAN SACHS BANK USA, as Administrative Agent (the “Agent”).

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes under the Credit Agreement.

SECTION 2. Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) by adding the following new defined term to the list of defined terms in appropriate alphabetical order: “”Pre-Squeeze-Out Period” means the period, if any, commencing on the Closing Date, if the Borrower owns (or will own, after application of the Loans on the Closing Date) directly or indirectly less than 80% of the Shares and ending on the first date on which the Borrower owns (or will own, after application of the Loans on such date) directly or indirectly at least 80% of the Shares.”

(ii) by replacing in the definition of Act the reference to “the Companies Act 1963 of Ireland (as amended)” therein with a reference to “Companies Act 2014 of Ireland”;

(iii) by replacing in the definition of Arrangement the reference to “section 201” therein with a reference to “Chapter 1 of Part 9”;

(iv) by replacing in the definition of Capital Reduction the reference to “Sections 72 and 74” therein with a reference to “sections 84 and 85”;

(v) by replacing the definition of Borrowing Minimum with the following “Borrowing Minimum” means $20,000,000;

(vi) by replacing the definition of Borrowing Multiple with the following “Borrowing Multiple” means $5,000,000.

(vii) by replacing in the definition of Court Meeting the reference to “section 201” therein with a reference to “Chapter 1 of Part 9”;

(viii) by replacing in the definition of Court Orders the references to “section 201” and “section 74” therein with references to “Chapter 1 of Part 9” and “section 85” respectively;

(ix) by replacing in the definition of Facility the reference to “Loans” therein with a reference to “Loans and undrawn Commitments”;

(x) by replacing in the definition of Filing Date the reference to “section 75” therein with a reference to “section 86”;

(xi) by replacing in the definition of Offer Announcement the reference to “(as amended from time to time in a manner agreed by the Administrative Agent)” therein with a reference to “(as amended from time to time in a manner agreed by the Administrative Agent, it being agreed that the Administrative Agent consents to any modification or waiver of the 80% acceptance level condition therein or any extension of the offer period in accordance with the Irish Takeover Rules)”.

(xii) by replacing in the definition of Tranche A Commitment the reference to “on the Closing Date” therein with a reference to “during the Tranche A Commitment Period”;

(xiii) by adding the following defined terms to the list of defined terms in appropriate alphabetical order: (A) ““Subject Indebtedness” has the meaning assigned in Section 2.04(b).” and (B) ““Tranche A Commitment Period” means the period commencing on the Closing Date and ending on the earliest of (w) the date that the Borrower owns (or will own, after application of the Loans on such date), directly or indirectly, 80% of the Shares, (x) the end of the Certain Funds Period, (y) the date that is four months and 14 days from the date that the Offer Document is published and (z) the date of termination of the Tranche A Commitments.”;

(xiv) by replacing in the definition of Tranche C Commitment the reference to “on the Closing Date” therein with a reference to “during the Tranche C Commitment Period”; and

(xv) by adding the following defined term to the list of defined terms in appropriate alphabetical order: ““Tranche C Commitment Period” means the period commencing on the Closing Date and ending on the earliest of (w) the date that the Borrower owns (or will own, after application of the Loans on such date), directly or indirectly, 80% of the Shares, (x) the end of the Certain Funds Period, (y) the date that is four months and 14 days from the date that the Offer Document is published and (z) the date of termination of the Tranche C Commitments.”.

(b) Section 2.01(a) of the Credit Agreement is hereby amended by replacing the phrase “a single loan to the Borrower on the Closing Date” therein with “(x) if the Offer is declared unconditional with at least 80% acceptances, a single loan to the Borrower on the Closing Date and (y) otherwise, loans from time to time to the Borrower during the Tranche A Commitment Period”.

(c) Section 2.01(c) of the Credit Agreement is hereby amended by replacing the phrase “a single loan to the Borrower on the Closing Date” therein with “(x) if the Offer is declared unconditional with at least 80% acceptances, a single loan to the Borrower on the Closing Date and (y) otherwise, loans from time to time to the Borrower during the Tranche C Commitment Period”.

(d) Section 2.03 of the Credit Agreement is hereby amended by deleting the words “on the Closing Date,” therein.

(e) Section 2.04(a) of the Credit Agreement is amended by adding the following sentence at the end thereof: “It is acknowledged and agreed that the Existing Term Credit Agreement Amendment became effective on May 1, 2015 and that the Tranche B Commitments terminated in their entirety on such date.”.

Section 2.04(b) of the Credit Agreement is amended to add the following new third sentence thereto: “In addition (x) with respect to any Indebtedness of the Target or its subsidiaries that contains a “change of control” put or a “change of control” event of default that would otherwise be triggered by the Acquisition (the “Subject Indebtedness”), upon the effectiveness of any waiver or modification thereof that would permit the Acquisition without triggering such provision (and which, in the case of a waiver, would extend through the Final Maturity Date), or upon the refinancing or other repayment and termination of such Subject Indebtedness other than with the proceeds of Tranche A Loans or Tranche C Loans, the Tranche A Commitments and the Tranche C Commitments shall be reduced pro rata by the principal amount of the Subject Indebtedness so refinanced or repaid and terminated or subject to such modification or waiver (whether before or after the Closing Date) and (y) the Commitments shall be reduced as contemplated by Section 2.10(c), and in either case, the Borrower shall promptly (and in any event within two Domestic Business Days) give the Administrative Agent written notice thereof.”

(f) Section 2.08 of the Credit Agreement is hereby amended and restated in its entirety as follows: “Reduction of Commitments. (a) The aggregate Tranche A Commitments shall be automatically, permanently and irrevocably reduced (i) at the time of each Borrowing of Tranche A Loans by the amount of each such Borrowing and (ii) to zero at 5:00 p.m., New York City time, on the last day of the Tranche A Commitment

Period, such that no additional Tranche A Loans or other extensions of credit in respect thereof will be made after the last day of the Tranche A Commitment Period, (b) the aggregate Tranche C Commitments shall be automatically, permanently and irrevocably reduced (i) at the time of each Borrowing of Tranche C Loans by the amount of each such Borrowing and (ii) to zero at 5:00 p.m., New York City time, on the last day of the Tranche C Commitment Period, such that no additional Tranche C Loans or other extension of credit in respect thereof will be made after the last day of the Tranche C Commitment Period and (c) the Borrower may at any time terminate, or from time to time permanently reduce, the Tranche A Commitments or Tranche C Commitments, provided that each partial reduction shall be in an amount that is an integral multiple of the Borrowing Multiple and in a minimum amount equal to the Borrowing Minimum.”

(g) Section 2.10(b) of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

Upon receipt by the Borrower or any of its Subsidiaries, on or after the Closing Date, of (i) Net Cash Proceeds arising from any Debt Issuance, Equity Issuance or Asset Sale, or (ii) to the extent in excess of $150,000,000 in the aggregate from the Closing Date, dividends or other distributions (including in the form of intercompany loans) from the Target or any of its subsidiaries to the Borrower or any Subsidiary (other than the Target and its subsidiaries), the Borrower shall in each case within five Business Days of such receipt thereof prepay the Loans (or, as contemplated in clause (c) below, reduce Commitments) in an amount equal to 100% of such Net Cash Proceeds or the amount of such dividends or distribution, as applicable.

(h) Section 2.10(c) of the Credit Agreement is hereby amended by replacing the reference to “$0 and second” with a reference to “$0, second” and adding a reference to “and, after giving effect to the foregoing, third to permanently reduce the Tranche A Commitments and the Tranche C Commitments on a pro rata basis” to the end of the second to last sentence of the first paragraph of such Section 2.10(c).

(i) Section 2.11(b) of the Credit Agreement is hereby amended and restated as follows:

The Borrower shall pay to the Administrative Agent:

(i) for the account of each Tranche A Lender in accordance with its Applicable Percentage of Tranche A Commitments (as such Tranche A Commitments may be reduced from time to time pursuant to Section 2.08 or otherwise), a ticking fee accruing from and including the date that is 30 days after the Effective Date through and excluding the end of the Tranche A Commitment Period at a rate equal to 0.175% per annum, which fee shall be earned as it accrues and will be due and payable on the Closing Date and, without duplication of amounts previously paid, at the end of the Tranche A Commitment Period; and

(ii) for the account of each Tranche C Lender in accordance with its Applicable Percentage of Tranche C Commitments (as such Tranche C Commitments may be reduced from time to time pursuant to Section 2.08 or otherwise) a ticking fee accruing from and including the date that is 30 days after the Effective Date through and excluding the end of the Tranche C Commitment Period at a rate equal to 0.175% per annum, which fee shall be earned as it accrues and will be due and payable on the Closing Date and, without duplication of amounts previously paid, at the end of the Tranche C Commitment Period.

(j) Section 2.11 is hereby amended by adding the following new clause (e) at the end thereof:

(e) If the dispatch of the Offer Document shall occur after September 13, 2015, the Borrower shall pay to the Administrative Agent for the account of the Tranche A Lenders and Tranche C Lenders (which fee shall be allocated ratably to the Tranche A Lenders and Tranche C Lenders in accordance with their respective Applicable Percentages of the Tranche A Commitments and Tranche C Commitments, as applicable) a fully earned and non-refundable fee in an amount equal to 0.04% of the aggregate principal amount of the Tranche A Commitments and Tranche C Commitments outstanding on (i) September 14, 2015 and (ii) each subsequent Monday (or if such day is not a Business Day, the next succeeding Business Day) occurring on or prior to the date that the Offer Documents have been dispatched, such fee to be payable on each such date.

(k) The introductory paragraph of Article 3 of the Credit Agreement is hereby amended and restated as follows: “To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loan, the Borrower represents and warrants to the Lenders on the Effective Date, on the Closing Date and on each other date on which such representations and warranties are required to be made pursuant to Section 4.04 that:”.

(l) Section 4.02(c) of the Credit Agreement is hereby amended by replacing the reference to “80%” therein with a reference to “a majority”.

(m) Section 4.02(d) of the Credit Agreement is hereby amended by replacing the reference to “Joint Lead Arrangers” therein with a reference to “Arranger”.

(n) Section 4.02(j) of the Credit Agreement is hereby amended by replacing the reference to “80%” therein with a reference to “a majority”.

(o) Section 4.03 of the Credit Agreement is hereby amended by replacing the reference to “Section 4.02” therein with a reference to “Section 4.02 or Section 4.04, as applicable,” and by adding at the end of clause (i) the words “(other than, with respect to the Tranche A Commitments, at the end of the Tranche A Commitment Period, and with respect to the Tranche C Commitments, at the end of the Tranche C Commitment Period, in each case as provided herein)”.

(p) The Credit Agreement is hereby amended by adding the following new Section 4.04:

“Section 4.04. Borrowings After the Closing Date. The obligations of the Lenders to make Loans after the Closing Date are subject to each of the following conditions to be satisfied at the time of each Borrowing of Loans after the Closing Date:

(a) the Closing Date shall have occurred;

(b) the Certain Funds Representations shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) at the time of such Borrowing, both before and after giving effect to such Borrowing and no Certain Funds Event of Default shall have occurred and be continuing, both before and after giving effect to such Borrowing;

(c) as of the date of such Borrowing, (i) no order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making the Loans to be made by it on the date of such Borrowing, (ii) no injunction or other restraining order shall have been issued by a court of competent jurisdiction which purports to enjoin or otherwise prevent the making of Tranche A Loans or Tranche C Loans or the consummation of the Acquisition and (iii) the making of the Tranche A Loan or the Tranche C Loan or the consummation of the Acquisition shall not otherwise be unlawful; and

(d) the Administrative Agent shall have received a Borrowing Request, which shall include a certification as to the satisfaction of the condition set forth in clause (b) and (c) above.”

(q) Section 5.08(a) of the Credit Agreement is hereby amended by replacing the reference to “and (iii) pay the Acquisition Costs” with a reference to “, (iii) pay the Acquisition Costs, (iv) purchase any Shares following the closing of the Offer that cannot by acquired through the Squeeze-Out procedures and (v) to the extent that proceeds of loans under the Revolving Credit Agreement were applied to purchase any Shares, to repay such outstanding loans under the Revolving Credit Agreement”.

(r) Section 5.09(a) of the Credit Agreement is hereby amended by replacing the reference to “As soon as possible and in any event within 3 months of the Closing Date” with a reference to “As soon as reasonably practicable and in no event at any time as could reasonably be expected to result in a violation of any Law but in any event not later than the first to occur of (i) the date that is 5 months following the Borrower having received acceptances of the Offer in respect of not less than 75% of the Shares (to the extent permitted by applicable Law (including any judgment, order or ruling)) and (ii) the date that is 3 months following the date on which the Borrower is entitled to commence the Squeeze-Out procedures”.

(s) Section 5.10(c) of the Credit Agreement is hereby amended by replacing the reference to “the 80% acceptance level condition of the Offer” therein with a reference to “the 80% acceptance level condition of the Offer to an acceptance level of 50% or less”.

(t) Section 5.10(g) of the Credit Agreement is hereby amended by adding to the beginning of such Section 5.10(g) “at any time prior to the closing of the Offer, in accordance with the Irish Takeover Rules,”.

(u) Section 5.12(c) of the Credit Agreement is hereby amended by replacing the reference to “the 80% acceptance level condition to the Offer” therein with a reference to “the 80% acceptance level condition of the Offer to an acceptance level of 50% or less”.

(v) Section 5.12(d) of the Credit Agreement is hereby amended to read in its entirety as follows: “if the Offer is declared unconditional with less than 80% acceptances, procure that the Offer remains open for acceptances at least until the earlier of (i) the date on which the Borrower is first entitled to commence the Squeeze-Out procedures and (ii) the date four months from the date the Offer Document is published;”

(w) Section 5.13(a) of the Credit Agreement is hereby amended by adding a reference to “to the extent permitted by the Act” immediately after the reference to “If the Offer Effective Date occurs,”.

(x) Section 5.13(b)(i) of the Credit Agreement is hereby amended by replacing the reference to “(unless following the occurrence of the Offer Effective Date, the Borrower is prohibited from re-registering the Target as a private company pursuant to Section 14 and 15 of the Companies (Amendment) Act, 1983 by reason only of the Target having more than ninety-nine shareholders)”, with a reference to “(to the extent permitted by Part 20 of the Act)” and replacing the reference to “Section 14 and 15 of the Companies (Amendment) Act, 1983” with a reference to “Part 20 of the Act”.

(y) Section 5.13(b)(ii) of the Credit Agreement is hereby amended by replacing the reference to “Sections 14 and 15 of the Companies (Amendment) Act 1983” therein with a reference to “Part 20 of the Act”.

(z) Section 5.13(c) of the Credit Agreement is hereby amended by replacing “The Borrower shall use its best endeavors to procure that,” therein with a reference to “To the extent permitted by applicable Law, the Borrower shall use its best endeavors to procure that,”.

(aa) A new Section 5.13(d) is hereby added immediately following Section 5.13(c) of the Credit Agreement to read in its entirety as follows: “The Borrower shall use its commercially reasonable efforts, to the extent permitted by applicable Law (including any judgment, order or ruling), to procure that (i) as soon as possible but in no event later than the date that is 30 days after the Closing Date, a majority of the Board of Directors of the Target shall have been appointed by the Borrower and (ii) any prepayment of the Target’s Indebtedness in connection with the Acquisition be funded with cash on the balance sheet of the Target (rather than Loans hereunder) to the extent (x) such cash is not restricted and such prepayment will not result in adverse tax consequences to the Target and its subsidiaries and (y) such cash is in excess of an amount reasonably identified by the Borrower as being an appropriate amount of working capital for Target and its subsidiaries.”.

(bb) A new section 5.13(e) is hereby added immediately after Section 5.13(d) of the Credit Agreement, to read in its entirety as follows: “The Borrower shall use commercially reasonable efforts to obtain as soon as practicable following the effectiveness of Amendment No. 2 hereto confirmation from the Panel that the Borrower may (notwithstanding Rules 16, 20.1 and 35.2 of the Irish Takeover Rules) consummate an offering of debt securities to finance the Acquisition during the Certain Funds Period or alternatively seeking a derogation from any such rules.”.

(cc) Section 6.01(o) of the Credit Agreement is hereby modified by adding immediately prior to the words “and (ii)” the words “provided, that during the Pre-Squeeze-Out Period, such amount shall be limited to $350,000,000 in the case of the Target and its subsidiaries (excluding amounts owing to the Borrower or its Subsidiaries and used to refinance Subject Indebtedness)”.

(dd) Section 6.01 of the Credit Agreement is modified by adding the following paragraph at the end of such Section “Notwithstanding the foregoing, during the Pre-Squeeze-Out Period, the Borrower shall not, and shall not permit any Subsidiary to, amend, modify, refinance, refund, renew, replace or extend any Indebtedness of the Target or its subsidiaries (each a “Target Refinancing”) if such amendment, modification, refinancing, refunding, renewal, replacement or extension (x) does not permit the Acquisition of Target and its subsidiaries by the Borrower or its Subsidiaries or includes a “change of control” put or “change of control” event of default that could be triggered by the Acquisition or (y) imposes greater restrictions on the ability of Target to pay dividends or distributions (including in the form of intercompany loan) by the Target or its subsidiaries than those in effect on the date hereof.”.

(ee) Section 6.05(c) of the Credit Agreement is hereby amended by adding the proviso at the end of such clause “; provided that during the Pre-Squeeze-Out Period, the aggregate principal amount of Investments by the Borrower or any of its Subsidiaries (other than Target or its subsidiaries) in the Target or any of its subsidiaries pursuant to this Section 6.05(c), together with the amount of any Investments by the Borrower or any of its Subsidiaries (other than the Target or any of its subsidiaries) in the Target or any of its subsidiaries made pursuant to Section 6.05(j) shall not exceed $350,000,000 (excluding Investments made by the Borrower or its Subsidiaries and used to refinance Subject Indebtedness)”.

(ff) Section 6.05(j) of the Credit Agreement is amended by adding the following proviso at the end of such clause “; provided that during the Pre-Squeeze-Out Period, the aggregate principal amount of Investments by the Borrower or any of its Subsidiaries (other than Target or its subsidiaries) in the Target or any of its subsidiaries pursuant to this Section 6.05(j), together with the amount of any Investments by the Borrower or any of its Subsidiaries (other than Target or any of its subsidiaries) in the Target or any of its subsidiaries made pursuant to Section 6.05(c), shall not exceed $350,000,000 (excluding Investments made by the Borrower or its Subsidiaries and used to refinance Subject Indebtedness)”.

(gg) Section 6.07 of the Credit Agreement is hereby amended by adding the text “exceed” immediately prior to the text “4.75” therein.

(hh) Section 7.01(g) of the Credit Agreement is hereby amended by replacing the reference to “thirty (30)” therein with a reference to “sixty (60)”.

SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 5. Certain Representations. The Borrower represents and warrants to the Administrative Agent and the Lenders on the Amendment No. 2 Effective Date (as defined below) that (a) this Amendment is within each Loan Party’s corporate, limited liability company or partnership powers and has been duly authorized by all necessary corporate or other organizational and, if required, stockholder action, (b) this Amendment has been duly executed and delivered by each Loan Party party thereto and constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 6. Effectiveness. (a) This Amendment shall become effective as of the date (the “Amendment No. 2 Effective Date”) on which

(i) the Agent shall have received from each of the Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof; and

(ii) the Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying (A) that the representations and warranties of the Borrower set forth in the Credit Agreement (excluding, for this purpose, the representations and warranties in Sections 3.05 and 3.06) are true and correct in all material respects (except that any such representation and warranty that is qualified by materiality shall be true and correct in all respects) on the date hereof, except where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty is true and correct in all material respects as of such earlier date, (B) that no Default or Event of Default shall have occurred or would occur and be continuing on the date hereof and (C) that there has been no event or circumstance since the date of the audited financial statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(b) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agent, any Guarantor or any other party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(c) Nothing herein shall be deemed to entitle the Borrower or any Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MYLAN N.V., as Borrower

By:	/s/ Colleen Ostrowski
	Name:	Colleen Ostrowski
	Title:	Senior Vice President and Treasurer

MYLAN INC., as Guarantor

By:	/s/ Colleen Ostrowski
	Name:	Colleen Ostrowski
	Title:	Senior Vice President and Treasurer

[Signature page to Amendment No. 2 to Bridge Credit Agreement]

GOLDMAN SACHS BANK USA, as Agent and Lender

By:	/s/Charles D. Johnston
	Name:	Charles D. Johnston
	Title:	Authorized Signatory

[Signature page to Amendment No. 2 to Bridge Credit Agreement]

THE BANK OF TOKYO MITSUBISHI, UFJ, LTD., as Lender

By:	/s/ Jaime Johnson
	Name:	Jaime Johnson
	Title:	VP

[Signature page to Amendment No. 2 to Bridge Credit Agreement]

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

For any Lender requiring an additional signature:

By:	/s/ Virginia Cosenza
	Name:	Virginia Cosenza
	Title:	Vice President

[Signature page to Amendment No. 2 to Bridge Credit Agreement]

DNB BANK ASA GRAND CAYMAN BRANCH, as Lender

By:	/s/ Caroline Adams
	Name:	Caroline Adams
	Title:	First Vice President

For any Lender requiring an additional signature:

By:	/s/ Phil Kurpiewski
	Name:	Phil Kurpiewski
	Title:	Senior Vice President

[Signature page to Amendment No. 2 to Bridge Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC, as Lender

By:	/s/ Charles D. Johnston
	Name:	Charles D. Johnston
	Title:	Authorized Signatory

[Signature page to Amendment No. 2 to Bridge Credit Agreement]

ING BANK N.V., DUBLIN BRANCH, as Lender

By:	/s/ Maurice Kenny
	Name:	Maurice Kenny
	Title:	Director

For any Lender requiring an additional signature:

By:	/s/ Cormac Langford
	Name:	Cormac Langford
	Title:	Vice President

[Signature page to Amendment No. 2 to Bridge Credit Agreement]

PNC BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Tracy J. DeCock
	Name:	Tracy J. DeCock
	Title:	Senior Vice President

[Signature page to Amendment No. 2 to Bridge Credit Agreement]